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                                                                     EXHIBIT 1.1


                                5,500,000 Shares

                               MCE Companies, Inc.

                                  Common Stock

                               (Without Par Value)


                          EQUITY UNDERWRITING AGREEMENT


                                                                          , 2000
                                                                ----------


Deutsche Bank Securities Inc.
Banc of America Securities LLC
CIBC World Markets Corp.
As Representatives of the
      Several Underwriters
c/o  Deutsche Bank Securities Inc.
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

         MCE Companies, Inc., a Michigan corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 5,500,000 shares of the Company's Common Stock, without par value (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in
Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 825,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

         As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

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         Deutsche Bank Securities Inc. ("DBSI") has agreed to reserve up to
385,000 of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriters" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by DBSI and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "DIRECTED SHARES." Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS.

              (a) The Company represents and warrants to each of the Underwriters as follows:

                   (i) A registration statement on Form S-1 (File No. 333-42360) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462 (b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. For purposes of this Agreement, the term "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

                   (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company as listed in Exhibit 21 to Item 16(a) of the Registration Statement (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. Each of the Company and the Subsidiaries is duly qualified to transact


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business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, in each case, except to the extent pledged to and held by Comerica Bank, as agent (the "Agent Bank") pursuant to the Credit Agreement dated July 29, 1999, as amended, among the Company, the Agent Bank and the banks which are signatories thereto (the "Credit Agreement") free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

                   (iii) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

                   (iv) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

                   (v) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor, to the knowledge of the Company, instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform in all material respects, to the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

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                   (vi) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made, except in the case of unaudited financial statements, that such statements are subject to normal audit and year-end adjustments which were not and are not expected to be material in amount and to the addition of any required footnotes. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and the Subsidiaries. The pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                   (vii) Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent auditors with respect to the Company within the meaning of the Act and the Rules and Regulations.

                   (viii) Except as set forth in the Registration Statement, there is no action, suit, claim or proceeding pending or, to the knowledge of the Company and the Subsidiaries, threatened or contemplated against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries might result in a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

                   (ix) The Company and the Subsidiaries have good and marketable title to all real property and good and marketable title to all of the other property and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described as owned by them, in each case free and clear of all liens, mortgages, pledges, charges, defects or encumbrances of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. Except as set forth in the Registration Statement, the Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement with such exceptions as are not significant in light of the intended use of the property by the Company.

                   (x) The Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have


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become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with generally accepted accounting principles. All tax liabilities have been adequately provided for in the financial statements of the Company. The Company does not know of any actual or proposed additional material tax assessments which have not been provided for in its financial statements.

                   (xi) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is reasonably likely to be entered into by the Company or any of the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. Neither the Company nor any of the Subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement.

                   (xii) Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be in violation of or in default under its Articles of Incorporation or similar instrument (each a "Charter") or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default is of material significance in respect of the condition, financial or otherwise of the Company and its Subsidiaries taken as a whole or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or of the Charter or By-Laws of the Company or any of the Subsidiaries or any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of the Subsidiaries.

                   (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

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                   (xiv) To the Company's knowledge, (1) the Company and each of the Subsidiaries holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses;
(2) the Company or one of the Subsidiaries own or possess adequate licenses or other rights to use all patents, patent rights, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, service names, copyrights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights ("Intellectual Property") necessary to carry on their business in all material respects; (3) neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual
Property of any other person or entity. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Prospectus and are not described in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. To the Company's knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

                   (xv) Neither the Company, nor to the Company's or the Subsidiaries' knowledge, any affiliate of the Company or any Subsidiary, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                   (xvi) Neither the Company nor any of the Subsidiaries is, or after giving effect to the issuance of the Shares hereunder will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, (as amended, the "1940 Act") and the rules and regulations of the Commission thereunder.

                   (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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                   (xviii) Each of the Company and the Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar industries.

                   (xix) Each of the Company and the Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any of the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                   (xx) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or securityholders, except as set forth in the Registration Statement or disclosed to the NASD.

                   (xxi) No contract or document of a charter required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

                   (xxii) Neither the Company nor any Subsidiary has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances, wastes, pollutants or contaminants ("Environmental Laws") or the rules and regulations thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole.

                   (xxiii) There are no costs or liabilities associated with Environmental Laws (including without limitation any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permits, licenses, consents, exemptions, authorizations or other approvals, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole.

                   (xxiv) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

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                   (xxv) The Company has not offered, or caused DBSI or its
affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

              (b) Each of the Principal Shareholders (as defined below) severally represents and warrants as follows:

                   (i) Each of Great Lakes Capital Investments I, LLC, Hanifen Imhoff Mezzanine Fund, LP, National City Capital Corporation and Rocky Mountain Mezzanine Fund II, LP (each a "Principal Shareholder" and collectively referred to as the "Principal Shareholders") has full corporate, partnership or limited liability company right, power and authority to execute and deliver this Agreement and to perform such Principal Shareholder's obligations under this Agreement. The execution and delivery of this Agreement, the consummation by such Principal Shareholder of the transactions herein contemplated and the fulfillment by such Principal Shareholder of the terms hereof will not require any consent, approval, authorization, or order of or declaration or filing with any court, regulatory body, administrative agency or other governmental body (except to the extent obtained prior to the date hereof and except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Principal Shareholder, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Principal Shareholder is a party, or of any order, rule or regulation applicable to such Principal Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over such Principal Shareholder.

                   (ii) Such Principal Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Principal Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

                   (iii) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, such Principal Shareholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct in any material respect, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company or any of the Subsidiaries.

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         2. PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.


              (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, (i) the Company agrees to issue and sell to the several Underwriters the Firm Shares and
(ii) each Underwriter agrees, severally and not jointly, to purchase the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The Underwriters agree to offer the Shares to the public as set forth in the Prospectus. The purchase price to be paid to the Company for the Firm Shares
shall be [$        ] per share (the "Share Price").

              (b) Payment of the Share Price for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company for the Firm Shares, against delivery of certificates for the Firm Shares to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date" (as used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed).

              (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the Share Price set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale by the Underwriters of the Firm Shares. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Company against delivery of certificates therefor through the facilities of the Depository Trust Company, New York, New York.

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         3. OFFERING BY THE UNDERWRITERS.

              It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer the Shares represented thereby to the public on the foregoing terms.

              It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.



         4. COVENANTS OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS.

              (a) The Company covenants and agrees with the several Underwriters that:

                   (i) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

                   (ii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                   (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to


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

service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                   (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

                   (v) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Securities Exchange Act of 1934 which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                   (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                   (vii) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any regularly prepared unaudited interim financial statements of the Company or any of its Subsidiaries for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

                   (viii) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of this Agreement (the "Lock-Up Period"), directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of DBSI, except that the Company may, without such consent, (A) issue shares upon the exercise of options issued prior to the date hereof pursuant to its 1996 Stock Option Plan and 2000 Incentive Stock Option Plan, (B) issue shares in respect of the acquisition by the Company of the assets or the capital stock of another person or entity and (C) grant options and offer to sell shares of Common Stock to its employees, consultants and directors pursuant to the plans described in clause (A), provided that (i) any shares so issued by the Company to any person party to a Lock-Up Agreement (as defined below) shall be subject to the terms and conditions of such Lock-Up Agreement and (ii) no shares issued in connection with any such option exercise, acquisition or sale of shares shall be transferrable during the Lock-Up Period. The Company shall not file with the Commission any registration statements (including without limitation any registration statements on Form S-8 or any successor form) with respect to any stock option, stock purchase, restricted stock or other similar plans until at least 90 days following the date of this Agreement.

                   (ix) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market.

                   (x) The Company has caused each officer and director and the shareholders of the Company listed on Schedule III hereto to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree, subject to the terms and conditions of such letters, not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this Agreement, directly or indirectly, except with the prior written consent of DBSI ("Lockup Agreements").

                   (xi) The Company shall apply the net proceeds received by the Company from its sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                   (xii) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                   (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

                   (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                   (xv) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

              (b) Each of the Principal Shareholders, severally and not jointly, covenants and agrees with the several Underwriters that:

                   (i) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock (excluding the preferred stock of the Company and warrants to purchase shares of Common Stock of the Company, both of which may be redeemed by the Company) owned by the Principal Shareholder or request the registration for the offer or sale of any of the foregoing (or as to which the Principal Shareholder has the right to direct the disposition of) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by such Principal Shareholder otherwise than hereunder or with the prior written consent of DBSI.

                   (ii) Such Principal Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         5. COSTS AND EXPENSES.

              The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company agrees to pay all costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, incident to the offer and sale of Directed Shares. The Company shall not, however, be required to pay for any of the Underwriters expenses (other than those set forth above related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Principal Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Principal Shareholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

         6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

              The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Principal Shareholders contained herein, and to the performance by the Company and the Principal Shareholders of their covenants and obligations hereunder and to the following additional conditions:

              (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date or the Option Closing Date, as the case may be, which would prevent the sale of any of the Shares or the issuance of any Firm Shares or the Option Shares, if any.

              (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Dykema Gossett PLLC, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                   (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole; and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary; and, to the best of such counsel's knowledge, (A) except to the extent pledged to and held by the Agent Bank the outstanding shares of capital stock of each of the Subsidiaries is owned free and clear of all liens, encumbrances and equities and claims, and (B) no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

                   (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus (except for
issuances subsequent to            , 2000 pursuant to employee stock options
described in the Prospectus); the authorized shares of the Company's Common Stock have been duly authorized; the outstanding shares of the Company's Common Stock, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform in all material respects as to legal matters to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders exist pursuant to the Company's Charter or Bylaws or, to the knowledge of such counsel, in any other document or instrument with respect to the issue or sale by the Company of the Shares.

                   (iii) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, (A) there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and (B) there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                   (iv) Based solely on the oral advice of the staff of the Commission, the Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                   (v) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that such counsel need express no opinion as to the financial statements, including the notes and schedules thereto, or any other financial, statistical or accounting information, or information relating to the Underwriters or method of distribution of the Shares by the Underwriters, included therein).

                   (vi) The statements under the captions "Risk Factors - Our articles of incorporation and bylaws and Michigan law contain provisions that may delay or prevent a change of control", "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute matters of law or legal conclusions, have been reviewed by such counsel, are correct in all material respects and fairly summarize in all material respects the information called for by the Act and the Rules and Regulations with respect to such matters.

                   (vii) Such counsel does not know of any contracts or documents required by the Act and the Rules and Regulations to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                   (viii) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement or Prospectus by the Act or the Rules and Regulations other than those described therein.

                   (ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or By-Laws of the Company or any Subsidiary, or any agreement, instrument or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to any Registration Statement.

                   (x) This Agreement has been duly authorized, executed and delivered by the Company.

                   (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made.

                   (xii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

              In rendering such opinion, Dykema Gossett PLLC may rely as to matters governed by the laws of states other than the State of Michigan or Federal laws on local counsel in such jurisdictions, provided that in each case Dykema Gossett PLLC shall state that they believe that they and the Underwriters are justified in relying on the opinions of such other counsel, and as to questions of fact upon representations or certificates of officers of the Company, the Principal Shareholders or officers of the Principal Shareholders, and of government officials. Copies of any representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' counsel. "To the knowledge of such counsel" shall refer to matters Dykema Gossett PLLC gave substantive legal attention to on behalf of the Company or its Subsidiaries. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, including the notes and schedules thereto, or any other statistical or accounting information, or information relating to the Underwriters or the method of distribution of the Shares by the Underwriters, included therein). With respect to such statement, Dykema Gossett PLLC may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

              (c) The Representatives shall have received from Hale and Dorr LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to you. In rendering such opinion, Hale and Dorr LLP may rely as to all matters governed other than by the laws of the Commonwealth of Massachusetts or Federal laws on the opinion of counsel referred to in Paragraph (b) of this
Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, Hale and Dorr LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

              (d) You shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLP confirming that they are independent auditors within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

              (e) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the President and Chief Executive Officer and the Vice President- Finance and Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents, on behalf of the Company and not individually, as follows:

                   (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                   (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                   (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

                   (iv) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the

Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                   (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

              (f) The Company and the Principal Shareholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

              (g) The Shares shall have been approved for designation upon notice of issuance on the Nasdaq National Market.

              (h) The Lockup Agreements described in Section 4(a)(x) are in full force and effect.

              The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Hale and Dorr LLP, counsel for the Underwriters.

              If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Principal Shareholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

              In such event, the Principal Shareholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

              The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8. INDEMNIFICATION.

              (a) The Company agrees:

                   (i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading
(iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i), (ii) or (iii) above (provided, that the Company shall not be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; provided further, that the Company shall not be liable to any Underwriter under this
Section 8(a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such Preliminary Prospectus, which untrue statement or omission was corrected in the Prospectus, if the Company shall sustain the burden of proving that such Underwriter sold Shares to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus if the Company has previously furnished copies thereof to such Underwriter.

                   (ii) to reimburse each Underwriter and each such controlling person upon demand for any reasonable legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry relating to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to indemnification under Section 8(a)(1) or to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

              (b) Each Principal Shareholder agrees to severally indemnify the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise for any breach of the representations and warranties specified in
Section 1(b) of this Agreement. In no event, however, shall the liability of any Principal Shareholder for indemnification under this Section 8(b) exceed the amount received in connection with the Company's redemption of warrants held by such Principal Shareholder. This indemnity obligation will be in addition to any liability which the Company or the Principal Shareholder may otherwise have.

              (c) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Principal Shareholders, each of their directors, and each person, if any, who controls the Company or the Principal Shareholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Principal Shareholder, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company, any Principal Shareholder, or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or government inquiry relating to the offering of the Shares, whether or not the Company or any such director, officer, Principal Shareholder, or controlling person is a party to any action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

              (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b) and by the Company and the Principal Shareholders in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding. Each indemnified party shall cooperate in good faith with the indemnifying party in the defense of any such action or claim.

              (e) The Company and each subsidiary of the Company, whether direct or indirect, jointly and severally, agree to indemnify and hold harmless DBSI and its affiliates and each person, if any, who controls DBSI or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of DBSI.

              (f) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

              (g) To the extent the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless and indemnified party under
Section 8(b) above in respect to any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Principal Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Principal Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Principal Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Principal Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Principal Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              The Principal Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(g) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (g), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Principal Shareholder shall be required to contribute an amount in excess of the amount received in connection with the Company's redemption of warrants held by such Principal Shareholder. The Underwriters' obligations in this Section 8(g) to contribute are several in proportion to their respective underwriting obligations and not joint.

              (h) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

              (i) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred (or within 30 days of presentation). The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Principal Shareholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company or to any Principal Shareholder, its directors or officers, or any person controlling any Principal Shareholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

              (j) Notwithstanding any provision herein to the contrary, all obligations of the Principal Shareholders are several and not joint, in proportion to the amount received by such Principal Shareholder upon the redemption by the Company of warrants held by such Principal Shareholder.

         9. DEFAULT BY UNDERWRITERS.

              If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or 10% of the Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares, with respect to which such default shall occur exceeds 10% of the Firm Shares or 10% of the Option Shares, as the case may be, covered hereby, the Company and the Principal Shareholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this
Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. NOTICES.

              All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., One South Street, Baltimore, Maryland 21202, Attention: Daniel McIntyre, Esq.; with a copy to Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019, Attention: General Counsel; and if to the Company, to MCE Companies, Inc., 310 Dino Drive, Ann Arbor, Michigan 48103, Attention: President (telecopier (734) 426-1510); and if to the Principal Shareholders, to National City Capital Corporation and Great Lakes Capital Investments I, LLC, 1965 East Sixth Street, Cleveland, Ohio 44114, Attention: Richard J. Martinko (telecopier
(216) 575-9965); Hanifen Imhoff Capital Partners and Rocky Mountain Mezzanine Fund, 1125 17th Street, Suite 2260, Denver, Colorado 80202, Attention: Edward C. Brown (telecopier (303) 297-1702).

         11. TERMINATION.

              (a) This Agreement may be terminated by you by notice to the Company and the Principal Shareholders at any time prior to the Closing Date if any of the following occurs after the date hereof: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a reasonably likely prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions or financial markets of the United States if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change in economic or political conditions or financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange or market, or (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company or any of the Subsidiaries taken as a whole, or (v) declaration of a banking moratorium by United States or New York State authorities, or (vi) the suspension of trading of the Company's Common Stock by the Nasdaq National Market, the Commission, or any other governmental authority or, (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

              (b) as provided in Sections 6 and 9 of this Agreement.

         12. SUCCESSORS.

              This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Principal Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

         13. INFORMATION PROVIDED BY UNDERWRITERS.

              The Company, the Principal Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Preliminary Prospectus, Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page of the Preliminary Prospectus and the Prospectus (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus.

         14. MISCELLANEOUS.

              The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

              This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

              If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Principal Shareholders, the Company and the several Underwriters in accordance with its terms.

              Any person executing and delivering this Agreement as Attorney-in-Fact for a Principal Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Principal Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                    Very truly yours,

                                    MCE COMPANIES, INC.

                                    By
                                      ------------------------------------------


                                    Principal Shareholders listed on Schedule II

                                    By
                                      ------------------------------------------
                                       Attorney-in-Fact



The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
CIBC WORLD MARKETS CORP.

As Representatives of the several
Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.

By:
     -------------------------------
       Authorized Officer

                                   SCHEDULE I



                            SCHEDULE OF UNDERWRITERS


                                                        Number of Firm Shares
Underwriter                                                to be Purchased
-----------                                             ---------------------
Deutsche Bank Securities Inc.
Banc of America Securities LLC
CIBC World Markets Corp.








                                                                     -----------

                           Total                                     5,500,000
                                                                     ---------

                                   SCHEDULE II



                       SCHEDULE OF PRINCIPAL SHAREHOLDERS



         Principal Shareholder

         National City Capital Corporation

         Hanifen Imhof Mezzanine Fund, LP

         Rocky Mountain Mezzanine Fund II, LP

         Great Lakes Capital Investments I, LLC

                                  SCHEDULE III



                       SCHEDULE OF LOCKED UP SHAREHOLDERS